Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation (the “Corporation”), which anticipates filing with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more registration statements on Form S-8 for the purpose of registering up to 150,000 shares of common stock of the Corporation to be purchased, sold and distributed under the International Specialty Products, Inc. 401(k) Plan through open market purchases by the trustee pursuant to the provisions of such plan, hereby constitutes and appoints JAMES J. O’BRIEN, PETER J. GANZ and DAVID A. RINES, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, as attorneys-in-fact to execute and file on behalf of the undersigned and in the undersigned’s name, place and stead, as a Director or an Officer of the Corporation, such registration statement(s) and any or all amendments (including post-effective amendments and any related registration statements pursuant to Rule 462) and any and all applications and documents to be filed with the Securities and Exchange Commission pertaining to the registration statement(s), with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, as fully and for all intents and purposes as the undersigned could do in person, hereby ratifying and approving the acts of said attorneys-in-fact and any such substitute.

Dated: September 19, 2012

/s/ James J. O’Brien	/s/ Barry W. Perry
James J. O’Brien, Chairman of the Board	Barry W. Perry, Director
and Chief Executive Officer

/s/ Lamar M. Chambers	/s/ Mark C. Rohr
Lamar M. Chambers, Senior Vice President and	Mark C. Rohr, Director
Chief Financial Officer

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President and	George A. Schaefer, Jr., Director
Controller

/s/ Brendan M. Cummins	/s/ Janice J. Teal
Brendan M. Cummins, Director	Janice J. Teal, Director

/s/ Roger W. Hale	/s/ John F. Turner
Roger W. Hale, Director	John F. Turner, Director

/s/ Kathleen Ligocki	/s/ Michael J. Ward
Kathleen Ligocki, Director	Michael J. Ward, Director

/s/ Vada O. Manager
Vada O. Manager, Director